Exhibit 10.1

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”) is entered into as of May 15, 2005 and effective retroactively to March 22, 2004 (the “Effective Date”), by and between AmeriPath, Inc., a Delaware corporation (“AmeriPath”), and Donald E. Steen (“Employee”), with reference to the following facts:

RECITALS

A.	AmeriPath and the Employee entered into an Employment Agreement on March 22, 2004 (the “Agreement”).

B.	Employee currently serves as the Chairman of the Board of United Surgical Partners International, Inc., a publicly-held Delaware corporation (“USPI”), and Employee intends to remain as Chairman of the Board of USPI during the term of this Agreement.

C.	Employee maintains his primary residence in Dallas, Texas where his family and other business endeavors are located.

D.	This amendment is to clarify certain information contained in the original Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AmeriPath and Employee mutually agree as follows:

AGREEMENT

1. Section 2 of the Agreement is hereby amended by adding the following subsection (c) at the end of such section:

“(c) Work Location. Anything herein to the contrary notwithstanding, AmeriPath acknowledges and agrees that Employee has obligations outside of his duties as Chairman of the Board and Chief Executive Officer of AmeriPath (as outlined in section 2(b) above). These duties require that Employee maintain his ties to the State of Texas, where the Employee maintains his home, family, and other business endeavors. In order to successfully complete his obligations and perform his duties for Ameripath, Employee will be required to spend 50% of his time in Dallas, Texas and 50% of his time at AmeriPath’s corporate headquarters located in Palm Beach Gardens, Florida. The Employee will not be required to relocate his home, family, etc. from their current location in Dallas, Texas in order to fulfill the Employee’s obligations to AmeriPath.”

2. Except as specifically set forth in this Amendment, the Agreement shall continue in full force and effect in the form in which it was originally executed and delivered.

3. This Amendment may be executed in one or more counterparts, all of which shall be one and the same Amendment.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, excluding principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to the original Employment Agreement as stated above.

AMERIPATH:	AMERIPATH, INC.

	BY:	/s/ David L. Redmond
David L. Redmond
Chief Financial Officer

EMPLOYEE:		/s/ Donald E. Steen
Donald E. Steen